Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitute and appoint David S. Goldstein and Jacqueline M. Veneziani, and each of them, with full power to act without the other, as true and lawful attorneys-in-fact and agents, with full and several power of substitution, on behalf of the Symetra Mutual Funds Trust (the “Trust”) and on behalf of the undersigned to take any appropriate action to execute and file with the U.S. Securities and Exchange Commission (“Commission”) any and all amendments to the registration statement of the Trust on Form N-1A, Reg. Nos. 333-178987 and 811-22653, execute and file any request for exemptive relief from state and federal regulations, execute and file any Rule 24f-2 notices to register shares of the Trust with the Commission, execute and file any registration statement on Form N-14 with the Commission and any and all amendments thereto, and perform any and all such acts as such attorneys-in-fact may deem necessary or advisable in order to comply with the applicable laws of the United States or any individual state, and in connection therewith to execute and file all requisite papers and documents, including but not limited to, applications, reports, notices, surety bonds, irrevocable consents and appointments of attorneys for service of process; granting to such attorneys-in-fact and agents, and each of them,  full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as each might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them,  or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, Symetra Mutual Fund Trust caused this power of attorney to be executed in its full name and by is Principal Executive Officer and attested by its Assistant Secretary, and the undersigned officers and trustees have each executed such power of attorney on the 7th day of February, 2012.

           SYMETRA MUTUAL FUNDS TRUST

By:   /s/ Thomas M. Marra
         Thomas M. Marra,
         Principal Executive Officer

ATTEST:

/s/ Julie M. Bodmer
Julie M. Bodmer, Assistant Secretary

NAME                                                                                               TITLE

/s/ Gary E. Gigot                                                                               Trustee
Gary E. Gigot

/s/ Thomas M. Marra	Trustee, Chairman and Principal Executive
Thomas M. Marra                                                                           Officer

/s/ Phillip O. Peterson                                                                    Trustee
Phillip O. Peterson

/s/ Brian V. Turner                                                                          Trustee
Brian V. Turner

/s/ Robert G. Wolfe                                                                        Trustee
Robert G. Wolfe

/s/ Daniel R. Guilbert                                                                      Vice President
Daniel R. Guilbert

/s/ David S. Goldstein                                                                    Vice President
David S. Goldstein

/s/ Gregory M. Lyons                                                                    Vice President
Gregory M. Lyons

/s/ Colleen M. Murphy                                                                  Principal Financial and Accounting
Colleen M. Murphy                                                                        Officer

/s/ Glenn A. Black                                                                          Treasurer
Glenn A. Black

/s/ Jacqueline M. Veneziani                                                          Secretary
Jacqueline M. Veneziani

/s/ Michael E. James                                                                      Assistant Secretary
Michael E. James

/s/ Julie M. Bodmer                                                                       Assistant Secretary
Julie M. Bodmer